SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) November 27, 1996



                HUTTON/CONAM REALTY INVESTORS 81
     (Exact name of registrant as specified in its charter)



       California                   0-10223               13-3069026
State or other jurisdiction        Commission            IRS Employer
    of incorporation               File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                  10285
Address of principal executive offices            Zip Code



Registrant's telephone number, including area code (212) 526-3237

Item 2. Disposition of Assets:

On November 27, 1996, Hutton/ConAm Realty Investors 81 (the "Partnership") closed on the sale of Ridge Park (the "Property"). Ridge Park sold for $3,385,000 to Ridge Park Limited Partnership, an Oklahoma limited partnership (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale for Ridge Park of approximately $1,400,000, which will be reflected in the Partnership's consolidated statement of operations for the period ending December 31, 1996. The General Partners will be declaring a special distribution from the sales proceeds.


Item 7. Financial Statements and Exhibits:

          (a)  Financial statement of businesses acquired.

               Not applicable

          (b)  Pro forma financial information.

               The Partnership is currently unable to provide complete proforma financial information required as a result of the above transaction. This financial information will be included in the Partnership's Form 10-K which will be filed as soon as practicable.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         HUTTON/CONAM REALTY INVESTORS 81
                         Registrant

                    By:  RI 81 REAL ESTATE SERVICES, INC.
                         General Partner


Date:  December 12, 1996 By:   /s/ Paul L. Abbott
                                   Director, President, Chief Executive
                                   Officer and Chief Financial Officer